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                                                                   Exhibit 10(j)

                            REIMBURSEMENT AGREEMENT

         This Reimbursement Agreement, dated as of May 31, 1995, among WMX Technologies, Inc., a Delaware corporation (the "Guarantor"), OHM Corporation, an Ohio corporation ("OHM"), and OHM Remediation Services Corp., an Ohio corporation ("Remediation") (and, together with OHM, collectively the "Borrowers" and individually a "Borrower"),

                                   RECITALS:

         WHEREAS, the Borrowers are parties to that certain Revolving Credit Agreement dated as of May 31, 1995 (as amended and supplemented from time to time, the "Credit Agreement") among the Borrowers, Citicorp USA, Inc., as Administrative Agent (the "Agent"), Bank of America Illinois, as Issuing and Paying Agent and Co-Agent (the "Paying Agent") and the financial institutions from time to time party thereto (collectively, with the Agent and the Paying Agent, the "Lenders" and individually a "Lender"); and

         WHEREAS, Rust International Inc. ("Rust"), a subsidiary of the Guarantor, owns approximately 37% of the outstanding common stock of OHM; and

         WHEREAS, the Lenders have required as a condition to the entry by the Borrowers and the Lenders in and to the Credit Agreement that the Guarantor execute and deliver that certain Guaranty dated as of May 31, 1995 (as amended and supplemented from time to time, the "Guaranty") by the Guarantor in favor of the Lenders pursuant to which the Guarantor has guaranteed the prompt and complete repayment of the Obligations (as defined in the Guaranty) subject to the limitations set forth in the Guaranty; and

         WHEREAS, the Guarantor has agreed to execute and deliver guarantees and OHM has issued certain warrants for the purchase of common stock of OHM pursuant to the Guarantee Agreement dated May 31, 1995 by and between OHM and the Guarantor entered into pursuant to the Reorganization Agreement; and

         WHEREAS, the Borrowers desire to execute and deliver this Reimbursement Agreement; and

         WHEREAS, the obligations of the Borrowers under and pursuant to this Reimbursement Agreement are secured under and pursuant to the Security Documents; and

         WHEREAS, the Lenders and the Guarantor each desire to execute and deliver that certain Intercreditor Agreement dated as of May 31, 1995 (the "Intercreditor Agreement") by and among the Agent, the Paying Agent and the Guarantor in order to set forth certain agreements, rights and interests with respect to and in connection with their respective interests with respect to the Borrowers as well as their respective security interests in and liens on certain collateral specified therein;

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         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                 REIMBURSEMENT

         SECTION 1.01 AGREEMENT TO REIMBURSE GUARANTOR. (a) Reimbursement. The Borrowers absolutely and unconditionally agree, jointly and severally, to reimburse the Guarantor immediately on demand for each payment made by the Guarantor following a written demand under the Guaranty ("Guaranty Payments") by either or both of the Agent or the Paying Agent by paying to the Guarantor as provided herein an amount equal to the amount of such Guaranty Payment (a "Reimbursement Payment"). Payment shall be made by the Borrowers upon receipt of written demand for payment from the Guarantor setting forth the amount due and owing but without any need of further documentation. A copy of such written demand for payment shall be given to OHM addressed to "Independent Directors" in the manner set forth in Section 5.08 hereof for notice to either Borrower. Any defects or omissions regarding such copy of written demand for payment to "Independent Directors" will not terminate or modify in any way the Borrowers' obligations pursuant to this Agreement.

         Each Reimbursement Payment to be made by the Borrowers hereunder shall be made in lawful money of the United States of America by wire transfer of immediately available funds to Mellon Bank, N.A. Pittsburgh, Pennsylvania, A.B.A. Number 043000261, for credit to the account of the Guarantor, Account
Number: 1979409 (or to such other bank or account as the Guarantor may specify in writing).

         If the Borrowers fail to pay any amount payable by the Borrowers hereunder when due (including, without limitation, accrued but unpaid interest), such amount shall bear interest (computed on the basis of a 360 day year and actual days elapsed) from the due date thereof until paid in full, at a rate per annum equal to the lesser of (i) the sum of the Prime Rate from time to time in effect plus 2% or (ii) the maximum non-usurious rate permitted by applicable law, payable on demand.

         (b) Obligations Absolute. The obligations of the Borrowers under this Agreement shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever irrespective of:

                 (i) any lack of validity or enforceability of any of the Obligations, the Credit Agreement, this Agreement, any of the Security Documents or any of the Transaction Documents;

                 (ii) the absence of any attempt by, or on behalf of, the Guarantor to collect or to take any other action to enforce, all or any part of the obligations hereunder whether from or against either Borrower, any other guarantor of the Obligations or any other person;





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                 (iii)    the election of any remedy by, or on behalf of, the
         Guarantor with respect to all or any part of the obligations of the Borrowers hereunder;

                 (iv) the waiver, consent, extension, forbearance or granting of any indulgence by, or on behalf of, the Lenders or the Guarantor with respect to any provision of any of the Transaction Documents;

                 (v) any lack of validity or enforceability of, or any waiver or forbearance by or on behalf of the Guarantor, of the Guarantor's subrogation rights under or in connection with the Guaranty, the Intercreditor Agreement or the Transaction Documents;

                 (vi) any amendment or waiver of or any consent to departure from all or any of the Transaction Documents, the Intercreditor Agreement, this Agreement or Security Agreements;

                 (vii) the existence of any claim, set-off, defense or other rights which either Borrower may have at any time against the Agent, the Paying Agent, any Lender or the Guarantor (other than the defense of payment to the Guarantor in accordance with the terms of this Agreement), or any other person or entity, whether in connection with this Agreement, the Security Documents, the Transaction Documents, the Intercreditor Agreement or any unrelated transaction;

                 (viii) any statement or any other document presented under the Guaranty proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                 (ix) the failure of the Guarantor to take any steps to perfect and maintain its security interest in or to preserve its rights to, any security or collateral for the obligations of the Borrowers hereunder;

                 (x) the election by, or on behalf of, the Guarantor in any proceeding instituted under Chapter 11 of Title 11 of the United States Code (11 U.S.C. 101 et. seq.) (the "Bankruptcy Code"), of the application of Section 1111(b)(2) of the Bankruptcy Code;

                 (xi) the disallowance under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Guarantor for payment of all or any part of the obligations of the Borrowers hereunder or any expenses in connection herewith;

                 (xii) the invalidity, unenforceability or avoidance of any obligation of the Guarantor to make any payment to the Guaranteed Parties under the Guaranty or the failure of or waiver by the Guarantor to contest, object to or otherwise challenge any request by any Lender for the Guarantor to make any payment under the Guaranty; or





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                 (xiii)   any other circumstance which might otherwise
         constitute a legal or equitable discharge or defense of either
         Borrower.

         (c) Liability of the Guarantor. Each Borrower assumes all risks of the acts or omissions of the Agent, the Paying Agent or any Lender with respect to its use of the Guaranty. Neither the Guarantor nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Guaranty or for any acts or omissions of the Agent, the Paying Agent or any Lender or any transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; (iii) any other circumstances whatsoever in making or failing to make payment under the Guaranty.

         The Borrowers acknowledge and agree that the Guarantor shall not in any way be responsible and shall not bear any liability for any failure by or on behalf of any Lender to extend credit or provide funds to either Borrower or for any other action or inaction of any Lender under and pursuant to the Credit Agreement or otherwise.

         Except as otherwise expressly provided in this Agreement or any other agreement between or among the parties hereto, the Guarantor shall have no liability to the Borrowers (i) on account of making payment upon receipt of a demand under the Guaranty or (ii) except for damages arising out of the gross negligence or willful misconduct of the Guarantor, with respect to any other matters pertaining hereto.

         (d) Subrogation. In addition to, but not in limitation of, all of the rights, interest and remedies of the Guarantor under this Agreement, the Security Documents and the Intercreditor Agreement, each Borrower acknowledges and agrees that the Guarantor shall upon and to the extent of any payment made by the Guarantor pursuant to a claim made under the Guaranty be subrogated to, and a beneficiary of, all of the rights and interests of the Lenders, the Agent and the Paying Agent under and to the Credit Agreement, the Transaction Documents and any collateral or security granted by either Borrower thereunder.

         SECTION 1.02 PAYMENT OF INTEREST AND FEES. If any sum becomes payable pursuant to this Agreement on a day which is not a Business Day, the date for payment thereof shall be extended, without penalty, to the next succeeding Business Day, and such extended time shall be included in the computation of interest and fees.

         SECTION 1.03 NO DEDUCTIONS. All sums payable by the Borrowers hereunder, whether of Reimbursement Amount, interest, expenses or otherwise, shall be paid in full, without any deduction or withholding whatsoever. In the event that either Borrower is compelled by any present or future law, rule or regulation to make any such deduction or withholding, such Borrower shall nevertheless pay the Guarantor such amounts as will result in the receipt by the Guarantor of the sum it would have received had no such deduction or withholding been required to be made.

         In furtherance of and in addition to the foregoing, each of the Borrowers hereby waives any and all rights, whether now existing or from time to time arising, to set off and apply any and





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all trade deposits or other accounts of the Guarantor of any kind whatsoever at any time held by either Borrower and any other indebtedness at any time owing by the Guarantor to or for the credit or the account of either Borrower against any and all of the obligations of either Borrower now or hereafter owing under this Agreement.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES. The Borrowers represent and warrant to the Guarantor that as of the date hereof:

                 (a) Existence, Power and Authority. Each Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, has all requisite power and authority to execute and deliver this Agreement, the Security Documents and the other Transaction Documents to which it is a party, to perform its obligations thereunder, and to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

                 (b) Binding Agreement, Etc. The execution and delivery and compliance with all of the provisions of this Agreement, the Security Documents and the other Transaction Documents to which it is a party (i) are within the corporate powers of each Borrower, (ii) do not violate any provisions of any law or any order of any court, regulatory or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the articles of incorporation or By-laws of either Borrower or result in the imposition of any liens or encumbrances on any property of either Borrower (except as contemplated by the Security Documents) and (iii) have been duly authorized by proper corporate action on the part of either Borrower (no action by the stockholders of either Borrower being required by law, by the articles of incorporation or By-laws of such Borrower or otherwise), executed and delivered by each Borrower. This Agreement, the Security Documents and such other Transaction Documents constitute the legal, valid and binding obligations, contracts and agreements of each Borrower enforceable in accordance with their terms.

                 (c) Authorizations and Approvals. No authorization or approval or other action by, and no notice to or filing (except for filing required under any applicable Uniform Commercial Code pursuant to the Security Documents) with, any governmental authority or regulatory body is required for the due execution, delivery and performance by either Borrower of this Agreement, the Guaranty or any other Transaction Document to which it is a party.

         SECTION 2.02 LIENS; MERGERS, CONSOLIDATIONS AND SALES. Each of the Borrowers covenants and agrees with the Guarantor that so long as any amounts may be drawn under the





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Guaranty and thereafter, so long as any amounts remain outstanding or obligations remain unfulfilled or unpaid under this Agreement, such Borrower will not and will not permit any subsidiary to, directly or indirectly, unless the Guarantor shall otherwise consent in writing:

                 (a) Liens, Etc. Create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties, now owned or hereafter acquired, or assign or otherwise convey, any right to receive income; provided, however, that the foregoing restrictions shall not be applicable to the following:

                 (i) Liens granted to or held by the Guarantor pursuant to the Security Documents;

                 (ii)     Liens arising under the Bank Security Documents;

                 (iii)    Customary Permitted Liens;

                 (iv) contracts with or for the Government, directly or indirectly providing for advance, partial or progress payments on such contracts or for any lien, paramount to all other liens, upon moneys advanced or paid pursuant to such contracts, or upon any material or supplies in connection with the performance of such contracts to secure such payments to the Government; and liens or other evidences of interest in favor of the Government, paramount to all other liens, directly or indirectly, for the Government to secure indebtedness incurred and owing to the Government in connection with any such contracts;

                 (v) Liens listed on Schedule 5.02(a)(iii) to the Credit Agreement as in effect on the date hereof (but not any increase in the debt secured thereby or any enlargement of properties or assets covered thereby);

                 (vi) Liens with respect to judgments which do not result in a Default or Event of Default under or a breach of the Credit Agreement;

                 (vii) Liens on the assets of Remediation securing indebtedness under the Bank of Tokyo Agreement, to the extent such indebtedness does not exceed $8,000,000 and provided that such Liens attach only to those assets the acquisition of which was financed or refinanced with the proceeds of such indebtedness;

                 (viii)   Liens securing Permitted Other Indebtedness;

                 (ix) rights reserved to or vested in any municipality or governmental, statutory or public authority by the terms of any rights, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the property of either Borrower;





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                 (x)      rights reserved to or vested in any municipality or
         governmental, statutory or public authority to control or regulate any property of either Borrower or to use such property in a manner which does not materially impair the use of such property for the purpose for which it is held by such Borrower;

                 (xi) rights of a common owner of any interest in real estate, rights of way or easements held by either Borrower and such common owner as tenants in common or through other common ownership;

                 (xii) zoning, planning, ordinances and municipal regulations;

                 (xiii) servitudes, easement, restrictions, rights of way and other similar rights in real or immovable property or any interest therein, provided the same does not materially impair the use of such property for the purposes for which it is held by either Borrower; and

                 (xiv) Liens on the assets of a Subsidiary at the time it becomes a Subsidiary.

                 (b) Mergers, Consolidations and Sales. Be a party to any merger or consolidation, nor sell, transfer, lease or otherwise dispose of all or any substantial part of its property, assets or business unless the surviving, continuing or resulting corporation (if not a Borrower) or the corporation that purchases, leases or otherwise acquires all or substantially all of the property, assets or business of such Borrower (the "Surviving Company") is a solvent corporation organized under the laws of the United States of America or any jurisdiction thereof and expressly and unconditionally assumes the due and punctual performance of all obligations of such Borrower hereunder and under the Security Documents, by an instrument in writing delivered to the Guarantor in form and substance reasonably satisfactory to the Guarantor, which instrument shall have been delivered to the Guarantor at the time of or prior to the consummation of the transaction in question. No such transaction shall be consummated unless the form and substance of such instrument shall have been approved in writing by the Guarantor in advance of such consummation. The Borrowers and the Surviving Company (if not a Borrower) shall, prior to or simultaneously with such merger, consolidation, sale, transfer, lease or other disposition, take all such actions and execute and deliver all such agreements, documents and instruments necessary to continue and maintain the perfection of the liens and security interests under and pursuant to the Security Documents for the benefit of the Guarantor and at least the same rights with respect to the security interests in the Collateral which the Guarantor had immediately prior to such transaction. Nothing in this clause (b) shall constitute a release of or an agreement to release any security interests created by any Security Document. All liens and security interests under the Security Documents shall survive all such transactions.





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         SECTION 2.03 FREEZE EVENTS.  If at any time the aggregate of all amounts outstanding under the Credit Agreement are less than the Guarantied Amount, each of the Borrowers covenants and agrees with the Guarantor that, after the occurrence of a Freeze Event, such Borrower shall not deliver either a letter of credit application or a Notice of Borrowing (as defined in the Credit Agreement) to the Agent, the Paying Agent or any other Lender under the Credit Agreement unless and until the Guarantor is notified of the amount of the Obligations outstanding following such Freeze Event in accordance with Section 3 of the Guaranty. If at any time the aggregate of all amounts outstanding under the Credit Agreement are less than the Guarantied Amount, each of the Borrowers further covenants and agrees that, in the event that a Freeze Event shall occur subsequent to the delivery by such Borrower of either a letter of credit application or a Notice of Borrowing but prior to the issuance of such letter of credit or the making of such Advance (as defined in the Credit Agreement), such Borrower shall terminate such letter of credit application and not accept such Advance.

         SECTION 2.04. REPORTS AND OTHER INFORMATION. Each of the Borrowers covenants and agrees with the Guarantor that, so long as any amounts may be drawn under the Guaranty and thereafter, so long as any amounts remain outstanding or obligations remain unfulfilled or unpaid under the Agreement, the Borrowers will furnish to the Guarantor all financial statements, reports, certificates and any other information required to be delivered to any Lender under and pursuant to the Credit Agreement. In furtherance of the foregoing, each of the Borrowers covenants and agrees with the Guarantor that the Borrowers shall furnish to the Guarantor all correspondence and other information of either Borrower relating to or resulting from any default or event of default under the Credit Agreement.

                                  ARTICLE III

                               EVENTS OF DEFAULT

         SECTION 3.01 EVENTS OF DEFAULT. If the Borrowers shall fail to pay when due any amounts payable under this Agreement (herein called an "Event of Default"), then the Guarantor, may, at its option and in addition to any right, power or remedy permitted by law or equity, without further notice to either Borrower except as may be required by law or the Security Documents, pursue any action available at law or in equity, including without limitation, any actions or remedies under and pursuant to the Security Documents.

                                   ARTICLE IV

                                  DEFINITIONS

         SECTION 4.01 CERTAIN DEFINED TERMS. Capitalized terms when used in this Agreement shall have the same meanings as defined in the Credit Agreement or the Guaranty, unless otherwise defined herein. In addition, as used in this Agreement, the following terms shall have the respective meanings set forth below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined):

         "AGENT" shall have the meaning set forth in the Recitals hereto.





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         "AGREEMENT" shall mean this Reimbursement Agreement as the same may be amended, supplemented or otherwise modified.

         "BANK OF TOKYO AGREEMENT" shall have the meaning ascribed thereto in the Credit Agreement.

         "BANK SECURITY DOCUMENTS" shall mean, collectively, the Security Agreement (as defined in the Credit Agreement), the Pledge Agreement (as defined in the Credit Agreement) and all other agreements, documents and instruments executed and delivered in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time..

         "BORROWER AND BORROWERS" shall have the meaning set forth in the Recitals hereof.

         "BUSINESS DAY" shall mean any day on which banks are not required or authorized to close in New York, New York, Chicago, Illinois or Pittsburgh, Pennsylvania.

         "COLLATERAL" shall mean the Collateral (as defined in the Security Agreement) and the Pledged Collateral (as defined in the Pledge Agreement).

         "CONSOLIDATED" refers to the consolidation of the accounts of the Borrowers and their Subsidiaries in accordance with generally accepted accounting principles, including principles of consolidation.

         "CREDIT AGREEMENT" shall have the meaning set forth in the Recitals hereof.

         "CUSTOMARY PERMITTED LIENS" shall have the meaning ascribed thereto in the Credit Agreement.

         "EVENT OF DEFAULT" shall have such meaning as is ascribed to it in
Section 3.01.

         "FREEZE EVENT" shall have the meaning ascribed thereto in the Guaranty.

         "GOVERNMENT" means the government of any country or sovereign state, or of any state, province, municipality or other political subdivision thereof, or any department, agency, public corporation or other instrumentality of any of the foregoing.

         "GUARANTIED AMOUNT" shall have the meaning ascribed thereto in the Guaranty.

         "GUARANTY" shall have the meaning set forth in the Recitals hereof.

         "GUARANTY PAYMENTS" shall have the meaning set forth in Section 1.01 hereof.

         "GUARANTOR" shall have the meaning set forth in the Recitals hereof.

         "INTERCREDITOR AGREEMENT" shall have the meaning set forth in the Recitals hereof.

         "LENDERS" shall have the meaning set forth in the Recitals hereof.





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         "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way, zoning restrictions and the like), lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement (other than a financing statement filed by a "true" lessor pursuant to Section 9-408 of the Uniform Commercial Code) naming the owner of the asset to which such Lien relates as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

         "OHM" shall have the meaning set forth in the Recitals hereof.

         "OBLIGATIONS" shall have the meaning set forth in Section 1 of the Guaranty.

         "PAYING AGENT" shall have the meaning set forth in the Recitals hereto.

         "PERMITTED OTHER INDEBTEDNESS" shall have the meaning ascribed thereto in the Credit Agreement.

         "PERSON" shall mean an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a government or any political subdivision or agency thereof.

         "PLEDGE AGREEMENT" shall mean that certain Pledge Agreement dated as of May 31, 1995 from OHM to the Guarantor as the same may be amended or supplemented from time to time in accordance with the terms and provisions thereof.

         "PRIME RATE" shall mean the rate of interest publicly announced from time to time by Bank of America Illinois, Chicago, Illinois, as its Prime Rate (or its equivalent) for United States Dollar loans. Any change in the Prime Rate shall take effect on the day specified in the public announcement of such change.

         "REMEDIATION" shall have the meaning set forth in the Recitals hereof.

         "REORGANIZATION AGREEMENT" shall mean that certain Agreement and Plan of Reorganization dated December 5, 1994 by and among OHM Rust Remedial Services, Inc., Enclean Environmental Services Group, Inc., Rust Environmental, Inc. and Rust International, Inc., as the same may be amended, supplemented or otherwise modified from time to time.

         "SECURITY AGREEMENT" shall mean that certain Security Agreement dated as of May 31, 1995 among the Borrowers and the Guarantor as the same may be amended or supplemented from time to time in accordance with the terms and provisions thereof.

         "SECURITY DOCUMENTS" shall mean the Security Agreement and the Pledge Agreement, together with any and all other agreements, documents and instruments heretofore or hereafter





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securing the Borrowers' obligations under this Agreement, including, without limitation, any UCC-1 financing statements filed pursuant to or in connection therewith.

         "SUBSIDIARY" shall mean any Person the financial statements of which are Consolidated with those of either Borrower.

         "TRANSACTION DOCUMENTS" shall mean the Guaranty, the Credit Agreement, the Security Documents, this Agreement, the Bank Security Documents and any other document, agreement or instrument executed and/or delivered in connection therewith.

                                   ARTICLE V

                                 MISCELLANEOUS

         SECTION 5.01 INDEMNITY, COSTS, EXPENSES AND TAXES. The Borrowers hereby jointly and severally agree to indemnify and hold harmless the Guarantor and each of its affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted against any such indemnified party in connection with or arising out of any investigation, litigation or proceeding, whether or not such indemnified party is a party thereto, related to any transaction or proposed transaction contemplated by the Transaction Documents or any use of the Guaranty or any payment thereunder. The Borrowers also hereby jointly and severally agree to indemnify and hold the Guarantor harmless from and against, and to pay on demand, any and all reasonable fees and expenses, if any, in connection with the enforcement or defense of the rights of the Guarantor in connection with this Agreement, the Security Documents or the Guaranty, or the collection of any monies due under this Agreement, the Guaranty, the Security Documents or such other documents which may be delivered in connection with this Agreement, the Security Documents or the Guaranty. Any and all amounts due and owing under this Section 5.01 shall be payable by the Borrowers upon demand by the Guarantor. Payment of all such amounts shall be made in accordance with Section 1.01 hereof.

         SECTION 5.02 SURVIVAL OF THIS AGREEMENT. All covenants, agreements, representations and warranties (such representations and warranties being true and correct only as of the date hereof) made in this Agreement shall survive the issuance by the Guarantor of the Guaranty and shall continue in full force and effect so long as the Guaranty shall be unexpired or any sums due hereunder shall be outstanding and unpaid, regardless of any investigation made by any person. Whenever in this Agreement the Guarantor is referred to, such reference shall be deemed to include the successors and assigns of the Guarantor and all covenants, promises and agreements by or on behalf of the Borrowers which are contained in this Agreement shall inure to the benefit of the successors and assigns of the Guarantor. The rights and duties of the Borrowers, however, may not be assigned or transferred, except as specifically provided in this Agreement or with the prior written consent of the Guarantor, and all obligations of the Borrowers hereunder shall continue in full force and effect notwithstanding any assignment by either Borrower of any of its rights or obligations under any of the Transaction Documents or the Credit Agreement or any





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entering into, or consent by either Borrower to, any supplement or amendment to any of the Transaction Documents or the Credit Agreement.

         SECTION 5.03 MODIFICATION OF THIS AGREEMENT. No amendment, modification or waiver of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Guarantor and the Borrowers. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on either Borrower in any case shall entitle either Borrower to any other or further notice or demand in the same, similar or other circumstances.

         SECTION 5.04 WAIVER OF RIGHTS BY THE GUARANTOR. No course of dealing or failure or delay on the part of the Guarantor in exercising any right, power or privilege hereunder or under the Guaranty or any other Transaction Document shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any other right or privilege. The rights of the Guarantor under the Guaranty and the rights of the Guarantor under this Agreement are cumulative and not exclusive of any rights or remedies which the Guarantor would otherwise have.

         SECTION 5.05 SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 5.06 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

         SECTION 5.07 CONSENT TO JURISDICTION; COUNTERCLAIMS; FORUM NON CONVENIENS.

         (a) Exclusive Jurisdiction. Except as provided in subsection (b) of this Section 5.07, the Borrowers and the Guarantor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity or otherwise, shall be resolved only by state or federal courts located in Chicago, Illinois, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of Chicago, Illinois.

         (b) Other Jurisdictions. The Guarantor shall have the right to proceed against the Borrowers or their real or personal property in a court in any location to enable the Guarantor to obtain personal jurisdiction over the Borrowers or to enforce a judgment or other court order entered in favor of the Guarantor.

         (c) Venue; Forum Non Conveniens. Each of the Borrowers and the Guarantor waives any objection that it may have (including, without limitation, any objection to the laying of venue or based on forum non conveniens) to the location of the court in which any proceeding is commenced in accordance with this Section 5.07.

         SECTION 5.08 NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be in writing or by a telecommunications device capable of creating a printed record and recording the date and time of transmission and shall be addressed to the party to be notified as follows:

        If to the Guarantor, to:             WMX Technologies, Inc.
                                             3003 Butterfield Road
                                             Oak Brook, IL  60521
                                             Attention:  Chief Financial Officer
                                             Telecopy:  (708) 572-1340

        If to the Borrowers or
        either of them, to:                  OHM Corporation
                                             16406 U.S. Route 224 East
                                             P.O. Box 551
                                             Findlay, OH  45839-0551|
                                             Attention:  General Counsel
                                             Telecopy:  (419) 424-4985

        If to the Agent or the Lenders,
        or any of them, to:                  Citicorp USA, Inc.
                                             c/o Citicorp North America, Inc.
                                             200 South Wacker Drive
                                             31st Floor
                                             Chicago, IL  60606
                                             Attention:  Emily Rosenstock,
                                               Vice President
                                             Telecopy:  (312) 993-1050

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mail, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) one
(1) day following delivery thereof to a reputable overnight courier service with delivery charges prepaid; or (iv) upon confirmation of receipt thereof if transmitted by a telecommunications device.

         SECTION 5.09 DESCRIPTIVE HEADINGS, ETC. The descriptive headings of the several Articles, Sections and Subsections of this Agreement are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

         SECTION 5.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but both or all of which, when taken together, shall constitute but one instrument, and shall become effective when a set of copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to each of the Borrowers and the Guarantor.

         SECTION 5.11 FURTHER ASSURANCES. So long as this Agreement or the Guaranty remains in effect or any amount is or may become due or owing to the Guarantor hereunder, each Borrower shall execute and deliver to the Guarantor all such documents and instruments and do all such other acts and things as may be necessary or required by the Guarantor to enable the Guarantor to exercise and enforce its rights under this Agreement and to realize thereon, and record and file and re-record and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Guarantor to validate, preserve and protect the position of the Guarantor under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                   OHM CORPORATION


                                   By:______________________________
                                         Name:______________________
                                         Title:_____________________

                                   OHM REMEDIATION SERVICES CORP.


                                   By:______________________________
                                         Name:______________________
                                         Title:_____________________

                                   WMX TECHNOLOGIES, INC.


                                   By:______________________________
                                         Name:______________________
                                         Title:_____________________

                                   By:______________________________
                                         Name:______________________
                                         Title:_____________________

         Each of the undersigned hereby acknowledges receipt of a copy of this Agreement.


Acknowledged:

CITICORP USA, INC., as
  Administrative Agent


By:____________________________
      Name:____________________
      Title:___________________

BANK OF AMERICA ILLINOIS, as
  Issuing and Paying Agent


By:____________________________
      Name:____________________
      Title:___________________





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